POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below, being a director or officer of The Prudential Insurance Company of America [“Prudential”], constitutes and appoints KATHLEEN P. DECELIE, MICHAEL P. DESIMONE, CLAUDIA DIGIACOMO, WILLIAM J. EVERS, ELIZABETH L. GIOIA, MELISSA A. GONZALEZ, ABBY JOHNSTON, RICHARD H. KIRK, CHRISTOPHER J. MADIN, JOANN MAZUR KIELBLOCK, SUMY MCELENEY, PATRICK MCGUINNESS, MICHAEL A. PIGNATELLA, DEBRA RUBANO, DOUGLAS E. SCULLY, and JORDAN K. THOMSEN, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements of the U.S. Securities and Exchange Commission [the “Commission”], in connection with where appliable: Registration statements on the appropriate forms prescribed by the Securities and Exchange Commission, and any other periodic documents and reports required under the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all amendments thereto executed on behalf of Prudential filed with the Securities and Exchange Commission for the Registrations listed on Schedule A.

IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of December, 2022.

/s/ Robert D. Axel

Robert D. Axel

Controller, Principal Accounting

Officer and Senior Vice President

/s/ Gilbert F. Casellas

Gilbert F. Casellas

Director

/s/ Robert M. Falzon

Robert M. Falzon

Vice Chairman and Director

/s/ Martina Hund-Mejean

Martina Hund-Mejean

Director

/s/ Wendy E. Jones

Wendy E. Jones

Director

/s/ Karl J. Krapek

Karl J. Krapek

Director

/s/ Peter R. Lighte

Peter R. Lighte

Director

/s/ Charles F. Lowrey

Charles F. Lowrey

Chairman of the Board, Director,

President and Chief Executive Officer

/s/ Sandra Pianalto

Sandra Pianalto

Director

/s/ Christine A. Poon

Christine A. Poon

Director

/s/ Douglas A. Scovanner

Douglas A. Scovanner

Director

/s/ Kenneth Y. Tanji

Kenneth Y. Tanji

Chief Financial Officer and Executive

Vice President

/s/ Michael A. Todman

Michael A. Todman

Director

Schedule A

The Prudential Variable Contract Account-2 [Reg. No. 811-01612] and group variable annuity contracts [Reg. No. 002-28316], to the extent they represent participating interests in such account;

The Prudential Variable Contract Account-10 [Reg. 811-03421] and group annuity contracts [Reg. No. 002-76580], to the extent they represent participating interest in such account;

The Prudential Variable Contract Account-11 [Reg. No. 811-03422] and group annuity contracts [Reg. No. 002-76581], to the extent they represent participating interests in such account;

The Prudential Variable Contract Account-24 [Reg. No. 811-05053] and group annuity contracts [Reg. No. 033-12362], to the extent they represent participating interests in such account;

The Prudential Investment Plan Account [Reg. No. 811-01850] and Systematic Investment Plan Contracts [Reg. No. 002-52715]; to the extent they represent participating interests in such account;

The Prudential Annuity Plan Account [Reg. No. 811-01848] and Variable Annuity Contracts [Reg. No. 002-52714], to the extent they represent participating interests in such account;

The Prudential Annuity Plan Account-2 [Reg. No. 811-01849] and Variable Annuity Contracts [Reg. No. 002-52589 and Reg. No. 002-59232], to the extent they represent participating interests in such account;

The Prudential Individual Variable Contract Account [Reg. No. 811-03622] and Individual Variable Annuity Contracts [Reg. No. 033-25434 and Reg. No. 002-80897], to the extent they represent participating interests in such account;

The Prudential Qualified Individual Variable Contract Account [Reg. No. 811-03625] and Individual Variable Annuity Contracts [Reg. No. 002-81318], to the extent they represent participating interests in such account;

The Prudential Variable Appreciable Account [Reg. No. 811-05466] and Variable Life Insurance Contracts [Reg. No. 033-20000, Reg. No. 033-25372, Reg. No. 333-64957, and Reg. No. 033-61079], to the extent they represent participating interests in such account;

The Prudential Variable Contract Account GI-2 [Reg. No. 811-07545] and Group Variable Life Insurance Contracts [Reg. No. 333-01031 and Reg. No. 333-137572], to the extent they represent participating interest in such account;

The Prudential Discovery Premier Group Variable Contract Account [Reg. No. 811-09799] and group annuity contracts [Reg. No. 333-95637], to the extent they represent participating interests in such account; and

The Prudential Discovery Select Group Variable Contract Account [Reg. No. 811-08091] and group annuity contracts [Reg. No. 333-23271], to the extent they represent participating interests in such account.